PRICING SUPPLEMENT NO. 3                                          Rule 424(b)(3)
DATED: August 13, 1997                                        File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,150,000    Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 8/19/97    Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 8/19/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
-------------            --------                -------            --------

N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  5.91%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

--------------------------------

*     2/19/98 and 8/19/98.

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The distribution of Notes will conform to the requirements set forth in Rule
2720 of the NASD Conduct Rules.